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                                                                     Exhibit 4.2

                               BUY-SELL AGREEMENT

PREAMBLE

        This Buy-Sell Agreement ("Agreement") is made on ________________, _____, by and among DiCon Fiberoptics, Inc., a California corporation (the "Company"), and the undersigned persons, (hereinafter, referred to individually as a "Shareholder," and collectively, the "Shareholders"), with respect to all of the capital stock now or hereafter held by them, for the purpose of protecting the Company and the Shareholders, as well as providing continuity for the Company's business in the event of the occurrence of certain events discussed in this Agreement. The Shareholders own the outstanding shares of the Company specified in Exhibit A.

1.      SHARE CERTIFICATES LEGEND REQUIREMENT

        On execution of this Agreement, each Shareholder shall have surrendered to the Company the certificates representing all of his/her shares so that the Company can place on such certificates the legend set forth in paragraph 2 of this Agreement. None of the shares presently owned or subsequently acquired by the Shareholders shall be sold, pledged, encumbered, transferred or disposed of in any way, whether voluntarily, involuntarily, or by operation of law, except under the terms of this Agreement. Except as otherwise provided in this Agreement, each Shareholder shall have the right to vote his or her shares and receive the dividends paid on them until the shares are Transferred, (as defined in paragraph 3.2 below), as provided in this Agreement.

2.      LEGEND ON SHARE CERTIFICATES

        Each share certificate, whether presently owned or subsequently issued, shall have conspicuously endorsed on its face the following words:

                "Sale, transfer, hypothecation, encumbrance, or disposition of the shares represented by this certificate is restricted by the provisions of a Buy-Sell Agreement among the Shareholders and DiCon Fiberoptics, Inc. of ________________,_______. All
                provisions of the Buy-Sell Agreement are incorporated by reference in this certificate. A



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                copy of the Agreement may be inspected at the principal office of DiCon Fiberoptics, Inc."

        A copy of this Agreement shall be delivered to the secretary of the Company and shall be shown to anyone inquiring about it.

3.      RESTRICTIONS ON VOLUNTARY TRANSFERS

        3.1 Applicability. The provisions of this paragraph 3 shall not be applicable to "Affected Shareholder(s)" as defined in paragraph 6. With respect to any Affected Shareholder, paragraph 6 shall govern.

        3.2 No Transfer of Shares Without Consent of the Company. Except as provided in paragraph 4, no Shareholder shall sell, transfer, pledge, encumber, hypothecate, or in any way dispose of, ("Transfer"), any of his or her shares or any right or interest in them without obtaining the prior written consent of the Company and adhering to the provisions of Article 3 of this Agreement.

        3.3 Option of the Company To Purchase. If any Shareholder, (hereinafter referred to as the "Offering Shareholder"), desires to: (1) have the Company purchase any or all of his/her/its shares, (2) Transfer any or all of his/her/its shares to remaining Shareholders, and/or (3) Transfer any or all of his/her/its shares to any third party, whether to a third party proposed by such Shareholder or to a third party procured by the Company as specified herein, such Offering Shareholder shall first have delivered written notice to the Company, in accordance with paragraph 11.5 of this Agreement, expressing his/her/its desire to Transfer his/her/its shares. The notice shall specify the number of shares proposed to be Transferred, and the name and address of the Offering Shareholder's proposed transferee, if any. Promptly on receipt of the notice, the Company shall forward a copy of the notice and the executed counterpart to each member of the Company's board of directors, ("Board of Directors"), and within thirty (30) days thereafter a meeting of the Board of Directors shall be called, noticed, and held to consider the proposed Transfer. For ninety (90) days following receipt of notice by the Company from the Offering Shareholder, it shall have the option, but not the obligation, to purchase, to the extent permitted by California law then in effect, any or all of the shares at the price determined in the same manner as proved in paragraph 7 of this Agreement.



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        If the Company exercises its option to purchase any or all of the shares within such ninety (90) day period, the Company shall give written notice of that fact to the Offering Shareholder. The Company shall pay the purchase price in the manner specified in paragraph 8 of this Agreement.

        3.4 Option of the Company to Offer Shares to Third Party(ies) or to Remaining Shareholders.

                (a) Purchase By Third Party(ies) or Remaining Shareholders. If the Company does not purchase within the ninety (90) day period any or all of the shares specified in the Offering Shareholder's notice described in paragraph
3.3 above, the Board of Directors shall have the option, but not the obligation, to (1) offer to any third party(ies) acceptable to the Board of Directors the right to purchase any of the shares not purchased by the Company at the price determined in the same manner as provided in paragraph 7 of this Agreement; and/or (2) offer to the remaining Shareholders the right to purchase pro rata, in accordance with paragraph 3.4(c)(ii) below, any of the shares not purchased by the Company at the price determined in the same manner as provided in paragraph 7 of this Agreement. If the Board of Directors elects to offer to third party(ies) and/or to the remaining Shareholders, (hereinafter, such third party(ies) and remaining Shareholders referred to generally, without distinction as "Offeree(s)"), the right to purchase any or all of the shares not purchased by the Company, the Board of Directors shall, prior to the expiration of the ninety (90) day period specified in paragraph 3.3 above, deliver written notice in accordance with paragraph 11.5 to such Offeree(s) specifying the number of shares offered.

                (b) Sole Discretion of Board of Directors. With respect to the implementation of this paragraph 3.4, the Board of Directors has the complete discretion to offer or not to offer, any or all of the shares to a third party(ies) acceptable to the Board of Directors, and/or to the remaining Shareholders. Furthermore, the Board of Directors shall not be under any obligation to first offer any or all of the shares to the remaining Shareholders before it offers any or all of the shares to third party(ies). The Board of Directors, within its sole and unfettered discretion, may elect to make no offer at all, or to offer any or all of the shares first to such third party(ies), or to the remaining Shareholders, or it may simultaneously offer some of the shares to such third party(ies), and some of the shares to the remaining Shareholders. Provided however, that if the



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Board of Directors elects to offer any or all of the shares to the remaining
Shareholders, any such offer shall be pro-rata in accordance with paragraph 3.4(c)(ii) below.

                (c) Period of Time to Purchase by Third Party(ies) and/or Remaining Shareholders. If the Board of Directors elects to offer to any Offeree(s) the right to purchase any or all of the shares not purchased by the Company, and timely delivers written notice to such Offerees as specified in paragraph 3.4(a) above, for sixty (60) days following such delivery, such Offeree(s) shall have the option, but not the obligation to purchase, to the extent permitted by California law, any or all of the shares at the price determined in the same manner as provided in paragraph 7 of this Agreement.

                        (i) Third Party(ies) Right to Purchase. If such third party(ies) specified in paragraph 3.4(c) above desires to exercise such option to purchase any or all of the shares offered to him/her/it by the Board of Directors, such third party(ies) shall deliver, within the sixty (60) day period described in paragraph 3.4(c) above, a written election to purchase all of shares offered to him/her/it, or a specified number of them. Such third party(ies) shall pay the purchase price calculated in accordance with paragraph 7, deliver payment in the manner specified in paragraph 8 of this Agreement, and shall sign an amended copy of this Agreement as a condition precedent to receiving the shares.

                        (ii) Remaining Shareholders' Right to Purchase. Any Shareholder desiring to acquire any or all of the shares offered to him/her/it by the Board of Directors shall deliver to the Company and the Offering Shareholder within the sixty (60) day period described in paragraph 3.4(c) above, written election to purchase all of the offered shares or a specified number of them. Provided however, that in order to be eligible to purchase any or all of the shares offered by the Board of Directors as provided in this Agreement, a shareholder of the Company shall have first executed this Agreement or an amended version thereof. If the total number of shares in the elections exceeds the number of available shares, each Shareholder shall have priority, up to the number of shares specified in his or her notice of election to purchase, to purchase the available shares, in proportion that the number of the Company's shares, that he or she holds, bears to the total number of the Company's shares held by all Shareholders electing to purchase. The shares not purchased on such priority basis shall be allocated in one or more successive allocations to those Shareholders electing to purchase more than the number of shares to which they have a priority right, up to the number of shares specified in their



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respective notices, in the proportion that the number of shares held by each of them bears to the number of shares held by all of them.

        3.5 Release to Transfer to Proposed Transferee, If Any. If the Offering Shareholder's notice to the Company as specified in paragraph 3.3 has designated a proposed transferee, any shares not purchased by the Company, and/or third party(ies), and/or the remaining Shareholders as prescribed under this Article 3, may be Transferred to the proposed transferee at any time within sixty (60) days after expiration of the sixty (60) day period specified in paragraph 3.4(c), but only at the price specified in paragraph 7 and on the terms specified in paragraph 8. The transferee shall hold such shares subject to the provisions of this Agreement. No Transfer shall be made after the end of the sixty (60) day period, nor shall any change in the terms of Transfer be permitted without a new notice of intention to Transfer and compliance with the requirement of this paragraph. Conversely, if the Offering Shareholder's notice to the Company as specified in paragraph 3.3 fails to designate a proposed transferee, any shares not purchased by the Company, and/or third party(ies), and/or the remaining Shareholders as prescribed under this Article 3, shall continue to be held by the Offering Shareholder and subject to all of the terms and conditions of this Agreement, including without limitation, restrictions prohibiting Transfer of the shares. Any Transfer by any shareholder in violation of this Agreement shall be null and void and of no effect.

4.      EXCEPTION FOR TRANSFERS TO FAMILY TRUSTS

        Notwithstanding anything in paragraph 3 above, the Company and the remaining Shareholders shall have no option to purchase, and this Agreement shall not otherwise restrict, the transfer by any Shareholder of any or all of his/her shares to his/her Family Trust, as defined below. A "Family Trust" means, a living trust, (or such other trust established by the Shareholder for his/her estate planning purposes), into which such Shareholder has transferred some or all of his/her shares. Such Family Trust shall meet the following requirements: (1) the trustee must be the Shareholder establishing such Family Trust, ("Shareholder Trustee"), except that such Family Trust may have one or more co-trustees in addition to such Shareholder Trustee; (2) the right to vote all the shares held in the Family Trust must, by its terms, be vested solely in the Shareholder Trustee; and (3) in the event that such Shareholder Trustee suffers any of the "Triggering Events" specified in paragraph 6, he/she shall be considered an "Affected



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Shareholder," and the shares held in the Family Trust shall be subject to the provisions of paragraph 6.

5.      OBLIGATIONS OF TRANSFEREES

        Each transferee or any subsequent transferee of shares in the Company, or any interest in such shares, shall hold the shares or interest in the shares subject to all provision of this Agreement and shall make no further Transfers except as provided in this Agreement. Transfer of the shares shall not be entered on the books of the Company until an amended copy of this Agreement has been executed by the prospective transferee. Failure or refusal to sign such an amended copy of this Agreement shall not relieve any transferee from any obligations under this Agreement.

6. OPTION TO PURCHASE UPON INVOLUNTARY TRANSFER, ENCUMBRANCE, DEATH, MENTAL INCAPACITY OR ATTEMPTED TRANSFERS IN VIOLATION OF THIS AGREEMENT

        6.1 Company Option to Purchase Affected Stock; Option of the Board of Directors to Offer Affected Stock to Third Party(ies) and/or Remaining Shareholders. Upon the occurrence of any of the following events, ("Triggering Event(s)"), with respect to a Shareholder (the "Affected Shareholder"), the Company, and/or a third party designated by the Board of Directors, and/or the remaining Shareholders shall have the option to purchase all or any part of the Affected Shareholder's shares in the Company, (herein called the "Affected Stock"), in accordance with the procedures set forth in paragraphs 6.2 through 6.6.

        (a) Filing of a petition in bankruptcy by the Affected Shareholder or by any person against the Affected Shareholder which petition is not dismissed or vacated within 60 days of its filing;

        (b) Assignment of the Affected Shareholder's assets for the benefit of creditors or an appointment of a receiver to take possession of the shares of the Company owned by the Affected Shareholder which assignment or appointment is not revoked or vacated within 60 days;



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        (c) Pledging, hypothecating or otherwise encumbering the shares of the
Company as security for any debt;

        (d) Any marital property settlement purporting to give the spouse of the Affected Shareholder any legal or beneficial interest in the shares which is not dismissed or rescinded within 60 days;

        (e) The entry of any final order, decree or judgment of court in a marital dissolution or any other proceeding purporting to give the spouse of the Affected Shareholder any legal or beneficial interest in the shares which is not dismissed or vacated within 60 days;

        (f) Filing of a complaint by the Affected Shareholder for involuntary dissolution of the Company under applicable provisions of the California Corporations Code;

        (g) Any attempted Transfer of the shares not specifically permitted by other provisions of this Agreement;

        (h) Death of the Affected Shareholder; or

        (i) Mental incapacity of the Affected Shareholder such that he or she is substantially unable to manage his or her own financial resources or resist fraud or undue influence.

        6.2 Company Option to Purchase Affected Stock . Within ninety (90) days following the date of actual notice to the Company of an event specified in Paragraph 6.1, a meeting of the Board of Directors shall be held for the purpose of considering the occurrence of such event. During this ninety (90) day period, the Company shall have the option, but not the obligation, to purchase, to the extent permitted by California law then in effect, any or all of the shares at the price determined in the same manner as provided in paragraph 7 of this Agreement. If the Company exercises its option to purchase any or all of the shares within such ninety (90) day period, the Company shall give written notice of that fact to the Affected Shareholder. The Company shall pay the purchase price in the manner specified in paragraph 8 of this Agreement.

        6.3 Option of the Company to Offer Affected Stock to Third Party(ies) or to Remaining Shareholders.



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                (a) Purchase of Affected Stock By Third Party(ies) or Remaining
Shareholders. If the Company does not elect under paragraph 6.2 to purchase all of the Affected Stock, the Board of Directors shall have the option, but not the obligation, to (1) offer to a third party(ies) acceptable to the Board of Directors the right to purchase any of the shares of Affected Stock not purchased by the Company at the price determined in the same manner as provided in paragraph 7 of this Agreement; and/or (2) offer to the remaining Shareholders the right to purchase pro rata, in accordance with paragraph 6.3(c)(ii) below, any of the shares not purchased by the Company at the price determined in the same manner as provided in paragraph 7 of this Agreement. If the Board of Directors elects to offer to such Offeree(s) the right to purchase any or all of the shares of Affected Stock not purchased by the Company, the Board of Directors shall, prior to the expiration of the ninety (90) day period specified in paragraph 6.2 above, deliver written notice in accordance with paragraph 11.5 to such Offeree(s) specifying the number of shares of Affected Stock offered. Such notice shall describe the Triggering Event under Paragraph 6.1 giving rise to the option to purchase, state the action, if any, taken by the Company with respect to the Affected Stock, and state the number of Affected Stock available for purchase such by the Offeree(s) at a price determined in the same manner as provided in paragraph 7 of this Agreement.

                (b) Sole Discretion of Board of Directors to Offer Affected Stock. With respect to the implementation of this paragraph 6.3, the Board of Directors has the complete discretion to offer or not to offer, any or all of the shares of Affected Stock to third party(ies) acceptable to the Board of Directors, and/or to the remaining Shareholders. Furthermore, the Board of Directors shall not be under any obligation to first offer any or all of the shares of Affected Stock to the remaining Shareholders before it offers any or all of the shares to third party(ies). The Board of Directors, within its sole and unfettered discretion, may elect to make no offer at all, or to offer any or all of the shares of Affected Stock first to such third party(ies), or to the remaining Shareholders, or it may simultaneously offer some of the shares to such third party(ies), and some of the shares to the remaining Shareholders. Provided however, that if the Board of Directors elects to offer any or all of the shares of the Affected Stock to the remaining Shareholders, any such offer shall be pro-rata in accordance with paragraph 6.3(c)(ii) below.

                (c) Period of Time to Purchase Affected Stock by Third Party(ies) and/or Remaining Shareholders. If the Board of Directors elects to offer to any Offeree(s) the right to


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purchase any or all of the shares of Affected Stock not purchased by the
Company, and timely delivers written notice to such Offerees as specified in paragraph 6.3(a) above, for sixty (60) days following such delivery, such Offeree(s) shall have the option, but not the obligation to purchase, to the extent permitted by California law, any or all of the shares of Affected Stock at the price determined in the same manner as provided in paragraph 7 of this Agreement.

                        (i) Third Party(ies) Right to Purchase Affected Stock. If such third party(ies) specified in paragraph 6.3(c) above desires to exercise such option to purchase any or all of the shares of Affected Stock offered to him/her/it by the Board of Directors, such third party(ies) shall deliver, within the sixty (60) day period described in paragraph 6.3(c) above, a written election to purchase all of shares offered to him/her/it, or a specified number of them. Such third party(ies) shall pay the purchase price calculated in accordance with paragraph 7, deliver payment in the manner specified in paragraph 8 of this Agreement, and shall sign an amended copy of this Agreement as a condition precedent to receiving the shares.

                        (ii) Remaining Shareholders' Right to Purchase Affected Stock. Any Shareholder desiring to acquire any or all of the shares of Affected Stock offered to him/her/it by the Board of Directors shall deliver to the Company and the Affected Shareholder within the sixty (60) day period described in paragraph 6.3(c) above, written election to purchase all of such offered shares of Affected Stock or a specified number of them. Provided however, that in order to be eligible to purchase any or all of the shares of Affected Stock offered by the Board of Directors as provided in this Agreement, a shareholder of the Company shall have first executed this Agreement or an amended version thereof. Within sixty (60) days after the date of delivery of the notice to the remaining Shareholders, or within sixty (60) days after the last date on which the notice should have been given if the Company has for any reason failed to give the notice, any Shareholder desiring to acquire any part or all of the Affected Stock shall deliver to the Company a written election to purchase the Affected Stock or specified number of them. The rights and obligations of the remaining Shareholders under this option and notice procedure shall be identical to those described in paragraph 3.4(c)(ii).

        6.4 Disposition of Affected Stock Not Purchased. The period during which the Company, and/or any third party(ies) designated by the Board of Directors, and/or remaining Shareholders may exercise their options to purchase the Affected Stock commences on the date of actual notice to the Company of an event specified in Paragraph 6.1 and ends upon the earlier



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of (1) the date as of which the Board of Directors has determined in its sole discretion not to purchase any or all of the Affected Stock, nor offer any or all of the Affected Stock for purchase by a third party(ies) and/or the remaining Shareholders and has delivered notice of the same to the Affected Shareholder as specified in paragraph 11.5, (2) the expiration of the successive ninety (90) and sixty (60) day periods during which the Company, and/or such third party(ies) and the remaining Shareholders may make their elections, or (3) the date as of which the Company, and/or any third party(ies), and/or remaining Shareholders have made their final elections. If the Board of Directors has delivered notice to the Affected Shareholder that the Company shall not be purchasing any or all of the Affected Stock nor offering any or all of the Affected Stock for purchase by third party(ies) and/or the remaining Shareholders, or if at the end of the option period, the Company, and/or such third party(ies), and/or the remaining Shareholders have not elected to purchase all of the Affected Stock, the shares of Affected Stock not elected to be purchased shall be automatically released from restrictions solely for the purpose of subjecting such Affected Stock to any applicable proceedings or agreements connected with the Triggering Events, and any Transferee of the Affected Stock under such proceedings or agreements shall acquire such Affected Stock subject to the terms, conditions and restrictions of this Agreement, including, without limitation, restrictions against further Transfer of such shares, as if each such Transferee signed this Agreement. Any Transfer of the Affected Stock shall be subject to any legends referred to under paragraph 2 which are or should have been imprinted on the certificates representing the shares Transferred, and the Company shall have the right to require the Affected Shareholder or his or her representative to furnish to the Company an opinion of counsel in form and substance and from counsel satisfactory to the Company to the effect that such legends have been complied with.

        6.5 Loss of Shareholder Status. In the event the Company, and/or any third party(ies) designated by the Board of Directors, and/or the remaining Shareholders have elected to purchase all of the Affected Stock, the Affected Shareholder shall lose his or her status as a shareholder from the date of delivery of written notice indicating the election of the Company, and/or such third party(ies) and/or the remaining Shareholders to purchase all of the Affected Stock, notwithstanding the fact that title to the Affected Stock has not yet been Transferred. From and after such date, the Affected Shareholder shall have no rights to receive dividends or other distributions, to participate in corporate affairs, such as attending and voting at meetings of shareholders, and receive information concerning the Company.



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        6.6 Purchase Price. The purchase price and payment terms of any
Affected Stock purchased by the Company, and/or any third party designated by the board of directors, and/or remaining Shareholders shall be determined under paragraphs 7 and 8 of this Agreement.

7.      VALUATION

        The Board of Directors shall valuate the shares of the Company as set forth below.

        7.1 Regular Valuations. The Board of Directors shall valuate the shares of the Company two times per year at approximately six (6) month intervals; the first valuation shall be conducted promptly after the completion of accounting for the Company's last fiscal year, and the second valuation, shall be conducted after the completion of accounting for Company operations for the six (6) month period immediately following the first valuation, (the first valuation and the second valuation hereinafter referred to generally and without distinction as "Regular Valuation(s)"). For each Regular Valuation, the Board of Directors shall issue two valuations: (1) the value of the shares as of the completion of Company operations for that six (6) month interval, and (2) a forecast which estimates the value of the shares six (6) months immediately thereafter, (such forecast hereinafter referred to as "Valuation Forecast").

        7.2 Calculation of Current Value of the Shares. For purposes of establishing the purchase price of the shares pursuant to Articles 3 and 6 of this Agreement at any given time, the Board of the Directors shall calculate the current value of the shares, as of the applicable valuation dates specified in paragraphs 7.2(a) and 7.2(b) below, by interpolating or taking a linear weighted average between the value of the shares as of the completion of Company operations for the six (6) month interval of the last Regular Valuation, and the value of the shares as estimated in the corresponding Valuation Forecast, (hereinafter, the result of such linear interpolation referred to as "the Current Value").

                (a) Valuation Date for Proposed Voluntary Transfers. The valuation date in determining the Current Value of the shares applicable to any proposed voluntary Transfer pursuant to Article 3 of this Agreement, shall be on the sixtieth (60th) day after the Offering Shareholder has delivered written notice to the Company expressing his/her/its desire to Transfer any or all of his/her/its shares as specified in paragraph 3.3.



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                (b) Valuation Date for Affected Stock. The valuation date in determining the Current Value of the shares applicable to any Affected Stock pursuant to Article 7 of this Agreement, shall be on the sixtieth (60th) day after the occurrence of any Triggering Event as defined in paragraph 6. 1.

        7.3 Valuation Methodology; Valuations in Addition to Regular Valuations. Regular Valuations shall be done in accordance with a method approved from time to time by the Board of Directors within its sole discretion, and detailed in a document entitled "Evaluating DiCon Common, Methodology," and made available to the Shareholders. However, the undersigned acknowledges that valuation of the Company's shares is not an exact science and therefore, notwithstanding anything herein to the contrary, the undersigned agrees that the Board of Directors may in its sole discretion, amend Evaluating DiCon Common, Methodology, as it deems appropriate, including without limitation, changing or deleting valuation methods, formulas, rates or variables, or attaching more or less emphasis to some methods or factors over others to reflect changing economic conditions and circumstances. In addition to the Regular Valuations, the Board of Directors may valuate the shares at such other times as it determines within its sole discretion, or may devise and apply such other means to calculate or interpolate the value of the shares at any particular time between Regular Valuations.

8.      TERMS OF PAYMENT

        The purchase price for the Offered Stock or Affected Stock, as the case may be, shall be paid severally and not jointly by each buyer in proportion to the shares acquired by such buyer as follows: each buyer shall pay in full its/his/her respective portion of the purchase price within sixty (60) days after the end of its/his/her applicable option period provided in paragraphs 3.3, (as pertaining to the purchase of Offered Stock by the Company); 3.4, (as pertaining to the purchase of Offered Stock offered by the Board of Directors to third party(ies) and/or to the remaining Shareholders); 6.2, (as pertaining to the purchase of Affected Stock by the Company); or 6.3, (as pertaining to the purchase of Affected Stock offered by the Board of Directors to third party(ies) and/or to the remaining Shareholders).

9. APPOINTMENT OF SECRETARY OF COMPANY TO HOLD SHARE CERTIFICATES AND AS ATTORNEY-IN-FACT.



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        For convenience in implementing the terms of this Agreement, each of the
Shareholders hereby appoints the Secretary of the Company (i) as custodian to hold his/her share certificates; and (ii) as his/her attorney-in-fact in his/her behalf for purposes of effectuating the provisions of this Agreement. Promptly after signing this Agreement, each Shareholder shall deposit with the Secretary all certificates representing his/her shares in the Company, endorsed in blank.

10.     TERMINATION

        10.1 Events Causing Termination. This Agreement shall terminate only in accordance with paragraph 11.6 or in the event the Company is dissolved.

        10.2 Cancellation of Stock Legend. Upon termination of this Agreement, the Secretary shall promptly endorse upon each of the certificates representing issued and outstanding shares of stock in the Company a statement indicating the date of termination of this Agreement.

11.     MISCELLANEOUS

        11.1 Additional Documents. Each Shareholder agrees to take such action and execute such documents, including without limitation a will with appropriate instructions to the executor, as are necessary or desirable to carry out the terms, conditions and restrictions of this Agreement. The failure of a Shareholder to so instruct his or her executor or comply with other instructions shall not, however, affect the validity or enforceability of this Agreement. Each Shareholder agrees to timely deliver duly executed certificates representing all shares to be purchased under this Agreement.

        11.2 Binding on Successors. Subject to the specific provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and personal representatives.

        11.3 Savings Clause. If any one or more of the provisions of this Agreement shall for any reason be held or declared to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement.



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        11.4 Attorneys' Fees. In the event any party hereto brings an action
(including without limitation any complaint, cross-complaint, counterclaim, third-party claim, appeal or bankruptcy proceeding) to enforce or to interpret the terms of this Agreement, or to collect damages as the result of an alleged breach hereof, the party prevailing shall be entitled to recover from the nonprevailing party or parties reasonable attorneys' fees and costs incurred in such action by the prevailing party.

        11.5 Notices. Each notice permitted or required to be given under this Agreement shall be in writing and executed by the person giving such notice. Any such notice shall be sufficiently given or delivered if accomplished by personal delivery or by depositing the notice in the United States Mail, registered or certified, postage prepaid, or with an air courier service, in either case addressed, in the case of the Company, to the principal office of the Company, and, in the case of a Shareholder, to his or her latest address on record with the Company. A mailed notice shall be deemed delivered upon deposit with the United States Postal Service.

        11.6 Amendment and Enforcement. This Agreement or specific rights or obligations hereunder may be amended, waived, delayed, terminated or otherwise changed by, and only by, the written consent of the Company, which is approved by the Company's Board of Directors, and the vote or written consent of Shareholders holding more than fifty percent (50%) of the outstanding shares of the Company.

        11.7 Governing Laws and Definitions. This Agreement shall be governed by and construed in accordance with the laws of the State of the California applicable to contracts made among residents of, and to be performed entirely within, the State of California. Unless otherwise defined in this Agreement, definitions in the California General Corporation Law shall apply to terms used in this Agreement. References to "shares" means shares issued by the Company. When this Agreement refers to any vote or consent of holders of outstanding shares, the Shareholder's shares shall be included in that vote or consent unless expressly excluded by specific language in this Agreement, whether or not any alleged conflict of interest exists. Whenever the singular is used in this Agreement, it includes the plural. Whenever the masculine gender is used, it includes the feminine or neuter gender.

        11.8 Integration. This Agreement represents the entire integrated agreement between the undersigned parties and supersede all prior written and oral negotiations, representations and agreements concerning the subject matter hereof. Nothing in this Agreement shall imply or be considered to constitute any terms of employment of any Shareholder by the Company, and this Agreement shall in no way limit, impair or affect the right of the Company or the Shareholder to terminate the employment of any Shareholder with or without cause (subject, however, to any written employment agreement applicable to the Shareholder and signed by the Company and Shareholder).


COMPANY:                                SHAREHOLDER:
DiCon Fiberoptics, Inc., a California
corporation

By
   -----------------------------        ----------------------------------------
        Ho-Shang Lee                    (Signature)
Title:  President

By
   -----------------------------        ----------------------------------------
        Anthony T. Miller               (Print Name)

Title:  Secretary

                                    EXHIBIT A
                       SHAREHOLDERS AND OUTSTANDING SHARES

                                 SPOUSES CONSENT

        I am the spouse of _______________ who has signed the foregoing Buy-Sell Agreement (the "Agreement"). I have read the Agreement and consent to all provisions of the Agreement. I further agree to take no action to delay or hinder any transfer of shares in the Company in accordance with the Agreement. I agree that any community property rights and any other interest I may have in these shares shall be subject and subordinate to the requirements of the Agreement and that the Company and other shareholders need not seek any further consent from me and may deal solely with my spouse in connection with all matters under the Agreement.

                                        Effective_________________,_____________

                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Print Name)



                                       17